Variable Annuity Application

Genworth Life and Annuity Insurance Company Annuity Name: RetireReady(SM) Selections Variable Annuity

1. Owner (Name or name of trust)

(Last, First, M.)                                                            Social Security No./TIN            Gender
                                                                                                                [ ] M  [ ] F

Address                                                     Trustee Name                   Telephone no.

City                                                               State     Zip code      Date of birth or trust date (mm-dd-yyyy)

Joint Owner: Name (Last, First, M.)                                          Social Security No./TIN            Gender
                                                                                                                [ ] M  [ ] F

Address    Same as Owner [ ]                                                               Telephone no.

City                                                               State     Zip code      Date of birth (mm-dd-yyyy)

2. Annuitant (if other than Owner)

(Last, First, M.)                                                            Social Security No./TIN            Gender
                                                                                                                [ ] M  [ ] F

Address                                                                                    Telephone no.

City                                                               State     Zip code      Date of birth (mm-dd-yyyy)

Joint/Contingent Annuitant: Name (Last, First, M.)                           Social Security No./TIN            Gender
                                                                                                                [ ] M  [ ] F

Address                                                                                    Telephone no.

City                                                               State     Zip code      Date of birth (mm-dd-yyyy)

3. Beneficiary (Name or name of trust)

Primary Beneficiary: (Last, First, M.)                                       Trustee Name                       Allocated
                                                                                                                             %

Date of birth or trust date (mm-dd-yyyy)           Relationship to the Owner Social Security no./TIN (if known) Gender
                                                                                                                [ ] M  [ ] F

Additional Beneficiary: Name (Last, First, M.)                                             Allocated            [ ] Primary
                                                                                                         %      [ ] Contingent


Date of birth or trust date (mm-dd-yyyy)           Relationship to the Owner Social Security no./TIN (if known) Gender
                                                                                                                [ ] M  [ ] F

Beneficiaries may be changed at any time by the Owner unless made irrevocable by checking this circle. [ ]

4. Plan Information
Purchase Payment: Minimum Purchase Payment: $10,000 ($2,000 for an IRA)

Total Amount Submitted            Estimated Purchase Payment for
with Application:      $ ________ 1035 Exchange(s) or Transfer(s) $ ________

Contract Type: Please select one contract type and the appropriate source of purchase payment.

[ ]  Non-Qualified

                                                                   *   Does not apply to reinvested SEP amounts.
[ ]  Qualified                                                         Your SEP in an IRA. Check applicable
                              TSA/              Profit     Other       Transfer, Rollover or Conversion circle in
   Contract        SEP  Roth 403(b)             Sharing  Qualified     the IRA Section.
    Types      IRA IRA* IRA  Annuity Pension** /401(k)**   Plan    **  Investment Only
-------------- --- ---- ---- ------- --------- --------- --------- ------------------------------------------------------------

  Source of    [ ] [ ]  [ ]                                        New Contribution for Tax Year ________
  Purchase                                                         Recharacterization :  Yes [ ]  No [ ]
  Payment:
  (Select      [ ]      [ ]    [ ]      [ ]       [ ]       [ ]    Direct Transfer
  One)
               [ ]      [ ]    [ ]      [ ]       [ ]       [ ]    Customer Rollover

               [ ]             [ ]      [ ]       [ ]       [ ]    Direct Rollover
                                                                   From [ ] 401(a) [ ] Gov't 457 Plan [ ] 401(k) [ ] TSA/403(b)
                                                                   [ ] Other ________

               [ ]      [ ]                                        Conversion/Reconversion

               [ ]      [ ]    [ ]      [ ]       [ ]       [ ]    Other __________

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

    Options below are available for RetireReady(SM) Selections Variable Annuity

5. Optional Benefits:

See prospectus for age restrictions. May not be available in all states or markets. May not be available with all riders.

Death Benefits: (only one may be selected)

[ ] Annual Step-up [ ] Earnings Protector Rider (EPR) [ ] EPR + 5% Roll-up
[ ] 5% Roll-up     [ ] EPR + Annual Step-up           [ ] EPR + Greater of Annual Step-up and 5% Roll-up

Living Benefits: (Only one of the five living benefit riders may be selected)

[ ] Guaranteed Withdrawal [ ] Lifetime Income Plus   [ ] Payment Optimizer Plus   [ ] Principal Protection Advantage
    Advantage                 (Guaranteed Minimum        (Payment Protection with     (Payment Protection Rider)
    (Guaranteed Minimum       Withdrawal Benefit for     Commutation Immediate
    Withdrawal Benefit        Life Rider)                and Deferred Variable
    Rider)                                               Annuity Rider)

    Choose Your Investment and Rebalancing Strategy by selecting ONE of the following: Option 1 or Option 2
                           DO NOT COMPLETE SECTION 9

OPTION 1                                                                OPTION 2
Select one or more Designated Subaccounts, allocations must total 100%.
                                                                        [ ] 100% Asset Allocation Model C - Moderate

Use whole percentages only.

[ ] _____ % allocated to Fidelity VIP Balanced Portfolio - Service Class 2

[ ] _____ % allocated to Franklin Income Securities Fund - Class 2 Shares

[ ] _____ % allocated to GE Investments Funds, Inc. - Total Return Fund - Class
    3

[ ] _____ % allocated to Janus Aspen Series - Balanced Portfolio - Service
    Shares

[ ] _____ % allocated to LeggMason Partners Variable Total Return Portfolio -
    Class II

[ ] _____ % allocated to Mercury Global Allocation V.I. Fund - Class III Shares

[ ] _____ % allocated to MFS(R) Total Return Series - Service Class Shares

[ ] _____ % allocated to Oppenheimer Balanced Fund/VA - Service Shares

    _____ Total (must = 100%)

[ ] Guaranteed Income Advantage     Confirmation Number (optional)
   (Guaranteed Income Rider)        Asset Allocation Models not available with this rider.

Create an income stream ("segment") by selecting ONE of these three options:

[ ] Fully Fund Your Guarantee*             [ ] Systematically Fund Your Guarantee    [ ] Combination - Lump Sum and
                                                                                         Systematic Transfers*
    Invest a lump sum of $___________ in       Transfer $___________ per month           Invest a lump sum of $___________
    the GIS Subaccount to fully fund my        (minimum of $100) to the GIS              in the GIS Subaccount to partially
    systematic transfers of $___________       Subaccount until income begins in         fund my guarantee.
    (minimum of $100). This may be all or      _____ years (at least 10).
    a portion of your purchase payment.
                                               Income will be received for life with     Once the lump sum is exhausted,
    Begin Income in _____ Years                _____ period certain (10 year             continue to fund my guarantee
    (at least 10)                              minimum, 5 year increments only; if       through systematic transfers of
                                               no option chosen, life with 10 year       $___________ per month (minimum
                                               period certain)                           of $100) to the GIS Subaccount until
                                                                                         income begins in _____ years
                                                                                         (at least 10).
    Income will be received for life with
    _____ period certain (10 year                                                        Income will be received for life with
    minimum, 5 year increments only; if no                                               _____ period certain (10 year
    option chosen, life with 10 year                                                     minimum, 5 year increments only; if
    period certain)                                                                      no option chosen, life with 10 year
                                                                                         period certain)
* Please Note: The option to fund your guarantee fully or in combination may not be available in all states or markets. Any remaining lump sum amount will be invested in the available investment options per your instructions in Section 9.

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

    Options below are available for RetireReady(SM) Selections Variable Annuity

6. Fraud and Disclosure Statements

ARIZONA RESIDENTS, PLEASE NOTE: RIGHT TO EXAMINE On written request, the Company will provide to the Contract Owner within a reasonable time, reasonable factual information regarding the benefits and provisions of this Contract. If for any reason the Contract Owner is not satisfied, the Contract may be returned to the Company or producer within 10 days after delivery (or within 30 days after delivery if the Contract Owner is 65 years of age or older), and the Contract Value will be returned.

ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, OKLAHOMA, AND PENNSYLVANIA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FLORIDA RESIDENTS, PLEASE NOTE: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

NEW JERSEY RESIDENTS, PLEASE NOTE: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

ALL OTHER STATES, PLEASE NOTE: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

7. Owner Signature(s) PLEASE READ CAREFULLY

All statements made in this application are true to the best of my/our knowledge and belief, and the answers to these questions, together with this agreement, are the basis for issuing the contract. I/we agree to all terms and conditions as shown.

1. Do you have any existing life insurance policy(ies) or annuity contract(s)?                  [ ] Yes  [ ] No
2. Will the proposed annuity replace and/or change any existing annuity or insurance contracts? [ ] Yes  [ ] No

(If the answer to either of the questions above is yes, replacement forms and/or additional forms may be required. Check for specific state requirements.)

I/we verify our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND NOT GUARANTEED AS TO THE DOLLAR AMOUNT. I/WE HAVE RECEIVED AND UNDERSTAND THE PROSPECTUS FOR THIS ANNUITY. I/we believe this contract will meet my/our insurance needs and financial objectives.

The undersigned has/have read and understand the appropriate fraud and disclosure statement in Section 6 - Fraud and Disclosure Statements.

.. Owner (sign as Trustee if Owner is a Trust) State in which       Date of signature (mm-dd-yyyy)
                                              application signed
.. Annuitant (required if other than Owner)    State in which       Date of signature (mm-dd-yyyy)
                                              application signed
.. Joint Owner/Annuitant                       State in which       Date of signature (mm-dd-yyyy)
                                              application signed

8. Representative Information and Signature - READ CAREFULLY and COMPLETE ALL INFORMATION

Does the applicant have any existing life insurance policy(ies) or annuity contract(s)?      [ ] Yes  [ ] No
Do you have reason to believe that the proposed annuity will replace any existing annuity or
insurance contract(s)?                                                                       [ ] Yes  [ ] No

(If the answer to either of the questions above is yes, replacement forms and/or additional forms may be required. Check for specific state requirements.)

Representative Name*                               Social Security No./TIN
                                                   (In FL License ID No. required)

Broker/Dealer or Firm Name   Client Account No.             Email Address

Address                      City                           State                    Zip Code

Telephone No.              Fax No.                          Commission Option:
                                                            [ ] NT  [ ] NT2  [ ] T  [ ] L  [ ] 0

.. Representative Signature

* Use a separate sheet to list additional representatives. Please provide all information listed above including commission split percentages. Use ONLY WHOLE PERCENTAGES and ALL PERCENTAGES MUST TOTAL 100%.

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

    Options below are available for RetireReady(SM) Selections Variable Annuity

9. Purchase Payment Allocation

If you've elected one of these four living benefit riders (Guaranteed Withdrawal Advantage, Lifetime Income Plus, Payment Optimizer Plus or Principal Protection Advantage), do not complete this section.

1.) Use whole percentage of each subaccount and/or Guarantee Account listed below. Percentages must total 100%. [No more than 20 subaccounts in addition to the Guarantee Account may be selected.] OR 2.) Elect ONE asset allocation model (100% allocation.)

Choose only ONE Asset Allocation Model below (Not available with Guaranteed Income Advantage Rider):
If an Asset Allocation Model is elected, allocation is 100% and individual subaccounts cannot be elected.

[ ] 100% Model A [ ] 100% Model B            [ ] 100% Model C [ ] 100% Model D          [ ] 100% Model E
    Conservative     Moderately Conservative     Moderate         Moderately Aggressive     Aggressive

AIM Variable Insurance Funds             Federated Insurance Series                 MFS(R) Variable Insurance Trust
(A I M Advisors, Inc.)
____%   AIM V.I. Basic Value Fund -      (Federated Investment Management Co.)      (Massachusetts Financial Services
        Ser II Shrs                                                                 Company (MFS(R)))
____%   AIM V.I. Capital Appreciation    ____%   Federated High Income Bond         ____% MFS(R) Investors Growth Stock
        Fund - Ser I Shrs                        Fnd II - Svc Shrs                        Series - Svc Class Shrs
____%   AIM V.I. Core Equity Fund -      (Federated Equity Management Company       ____% MFS(R) Investors Trust Series -
        Ser I Shrs                       of Pennsylvania)                                 Svc Class Shrs
____%   AIM V.I. International Growth    ____%   Federated Kaufmann Fund II -       ____% MFS(R) Total Return Series - Svc
        Fund - Ser II Shrs                       Svc Shrs                                 Class Shrs
AllianceBernstein Variable Products      Fidelity Variable Insurance Products Fund  ____% MFS(R) Utilities Series - Svc
Series Fund, Inc.                        (VIP)                                            Class Shrs
(Alliance Capital Management, L.P.)      (Fidelity Management & Research            Oppenheimer Variable Account Funds
                                         Company)
____%   AllianceBernstein Global         ____%   Fidelity VIP Balanced Portfolio    (OppenheimerFunds, Inc.)
        Technology Portfolio - Class B           - Svc Class 2
____%   AllianceBernstein Growth and     ____%   Fidelity VIP Contrafund(R)         ____% Oppenheimer Balanced Fund/VA
        Income Portfolio - Class B               Portfolio - Svc Class 2                  - Svc Shrs
____%   AllianceBernstein International  ____%   Fidelity VIP Dynamic Capital       ____% Oppenheimer Capital
        Value Portfolio - Class B                Appreciation Portfolio - Svc             Appreciation Fund/VA - Svc
                                                 Class 2                                  Shrs

____%   AllianceBernstein Large Cap      ____%   Fidelity VIP Equity-Income         ____% Oppenheimer Global Securities
        Growth Portfolio - Class B               Portfolio - Svc Class 2                  Fund/VA - Svc Shrs
____%   AllianceBernstein Small Cap      ____%   Fidelity VIP Growth Portfolio -    ____% Oppenheimer Main Street Fund/
        Growth Portfolio - Class B               Svc Class 2                              VA - Svc Shrs
American Century Variable Portfolios II, ____%   Fidelity VIP Growth & Income       ____% Oppenheimer Main Street Small
Inc.                                             Portfolio - Svc Class 2                  Cap Fund/VA - Svc Shrs
(American Century Investment             ____%   Fidelity VIP Mid Cap Portfolio -   PIMCO Variable Insurance Trust
Management, Inc.)                                Svc Class 2
____%   VP Inflation Protection Fund -   ____%   Fidelity VIP Value Strategies      (Pacific Investment Management
        Class II                                 Portfolio - Svc Class 2            Company LLC)
Columbia Funds Variable Insurance Trust  Franklin Templeton Variable Insurance
I                                        Products Trust
(Banc of America Capital Management,     (Franklin Advisers, Inc.)                  ____% All Asset Portfolio - Adv Class
LLC)                                                                                      Shrs
____%   Columbia Marsico Growth Fund,    ____%   Franklin Income Securities Fund    ____% High Yield Portfolio - Adm
        Variable Series                          - Class 2 Shrs                           Class Shrs
____%   Columbia Marsico International   (Franklin Mutual Advisers, LLC)            ____% Long-Term U.S. Government
        Opportunities Fund, Variable                                                      Portfolio - Adm Class Shrs
        Series
Eaton Vance Variable Trust               ____%   Mutual Shares Securities Fund -    ____% Low Duration Portfolio - Adm
                                                 Class 2 Shrs                             Class Shrs
(Eaton Vance Management)                 (Templeton Global Advisors Limited)        ____% Total Return Portfolio - Adm
                                                                                          Class Shrs
____%   VT Floating-Rate Income Fund     ____%   Templeton Growth Securities              The Prudential Series Fund
                                                 Fund - Class 2 Shrs
(OrbiMed Advisors, LLC)                  GE Investments Funds, Inc.                 (Prudential Investments LLC)
____%   VT Worldwide Health Sciences     (GE Asset Management Incorporated)         ____% Jennison Portfolio - Class II
        Fund
Evergreen Variable Annuity Trust         ____%   Income Fund                        ____% Jennison 20/20 Focus Portfolio -
                                                                                          Class II
(Evergreen Investment Management         ____%   Mid-Cap Equity Fund                ____% Natural Resources Portfolio -
Company, LLC)                                                                             Class II
____%   Evergreen VA Omega Fund -        ____%   Money Market Fund                  Rydex Variable Trust (Rydex
        CIass 2                                                                     Investments)
FAM Variable Series Funds, Inc.          ____%   Premier Growth Equity Fund         ____% OTC Fund**
(Merrill Lynch Investment Managers, L.P. ____%   Real Estate Securities Fund        Van Kampen Life Investment Trust
doing business as Mercury Advisors)
____%   Mercury Basic Value V.I. Fund -  ____%   S&P 500(R) Index Fund*             (Van Kampen Asset Management Inc.)
        Class III Shrs
____%   Mercury Global Allocation V.I.   ____%   Small-Cap Equity Fund              ____% Comstock Portfolio - Class II
        Fund - Class III Shrs                                                             Shrs
____%   Mercury Large Cap Growth V.I.    ____%   Total Return Fund - Class 3        ____% Emerging Growth Portfolio -
        Fund - Class III Shrs                                                             Class II Shrs
____%   Mercury Value Opportunities      ____%   U.S. Equity Fund
        V.I. Fund - Class III Shrs
                                         ____%   Value Equity Fund
                                         Janus Aspen Series (Janus Capital
                                         Management LLC)
                                         ____%   Balanced Portfolio - Svc Shrs
                                         ____%   Forty Portfolio - Svc Shrs
                                         Legg Mason Partners Variable Portfolios I,
                                         Inc.
                                         (Salomon Brothers Asset Management
                                         Inc)
                                         ____%   Legg Mason Partners Variable
                                                 All Cap Portfolio - Class II
                                         ____%   Legg Mason Partners Variable
                                                 Total Return Portfolio - Class II
                                         Legg Mason Partners Variable Portfolios
                                         II
                                         (Salomon Brothers Asset Management
                                         Inc)
                                         ____%   Legg Mason Partners Variable
                                                 Aggressive Growth Portfolio -
                                                 Class II

* " S&P 500" is a trademark of the McGraw-Hill Companies, Inc. and has been licensed for use by GE Asset Management Incorporated. The S&P 500 Index Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the portfolio.

** The NASDAQ 100 index is an unmanaged index that is used as an indicator of the OTC market performance.

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

    Options below are available for RetireReady(SM) Selections Variable Annuity

10. Allocation Transfer Authorization

                    I/we authorize Genworth Life and Annuity Insurance Company to accept requests to make allocations of purchase payments and transfers among investment options from the representative listed on the application.
                    I/we understand that I must specifically authorize my representative to make each transaction unless I have granted my representative discretionary authority in writing. Transactions are authorized to be made by telephone or any other means permitted by the Company. The Company has no duty to verify whether discretionary authority has been given and will not be liable for losses from unauthorized or fraudulent
.. Owner(s) initials transactions if it follows reasonable procedures described in the prospectus.

..Owner's Signature       Owner's name (Last, First, M.)      Social Security no.

11. Mailing Instructions

Regular Mail - Genworth Life and Annuity Insurance Company . [P.O. Box 85093 . Richmond, VA 23285-5093]

For Inquiries and/or Questions - Internet: [genworth.com . Toll free: 800 352.9910]

Overnight Delivery - Genworth Life and Annuity Insurance Company . [6610 West Broad Street . Richmond, VA 23230-1702]

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

Application Disclosure

If you have elected an Asset Allocation Model or one of the following rider options - Guaranteed Withdrawal Advantage, Lifetime Income Plus, Payment Optimizer Plus or Principal Protection Advantage - by signing the application, you acknowledge and certify that:

1. I have discussed this product with my investment professional and/or tax adviser and believe the selections meet my insurance needs, financial objectives and risk tolerance.

2. By signing this application, I acknowledge that I intend to enter into an investment advisory agreement with GE Private Asset Management (GEPAM), the investment adviser in connection with the Asset Allocation Models, and an agreement will be mailed to me with my annuity contract. If I have elected one of the rider options, I understand that I will have a limited period of time after receipt of such agreement and contract to cancel such agreement and contract without penalty.

3. I have received and read the applicable product prospectus, which describes the variable annuity, the rider options, the available investment options and the Asset Allocation Models, and GEPAM's advisory brochure, which provides additional information about GEPAM and the Asset Allocation Models, and I understand this product meets my financial needs.

4. I am directing my purchase payments and any contract value thereafter to be allocated within any Asset Allocation Model I have selected. I also will direct any subsequent purchase payments, if permitted by contract, or any riders or endorsements thereto, to be allocated in accordance with such Asset Allocation Model, as it may be modified from time to time, unless I instruct Genworth Life & Annuity in writing as stated in the contract.

5. I may utilize investment tools made available by Genworth Life & Annuity for selecting an Asset Allocation Model. I understand that it is my decision, in consultation with my investment professional, to select a model. I also understand that Genworth Life & Annuity is not responsible for this decision.

6. I understand that participation in the Asset Allocation Program is no guarantee against market loss.

7. I understand that the Asset Allocation Models will be analyzed from time to time and, as a result, investment options may be added or deleted from a model, and/or the weightings of the investment options may change. These investment options may be different from those currently available (including investment options not currently available). I have read the prospectus and understand that the Asset Allocation Models may be updated from time to time. Pursuant to the investment advisory agreement with GEPAM, I will grant GEPAM limited discretionary investment authority to periodically make changes in the portfolio investment options and to instruct Genworth Life & Annuity to allocate and reallocate my contract value in accordance with the Asset Allocation Model I have selected. GEPAM can only transfer such discretionary authority (for example, the ability to periodically change model allocations) to another party with my consent, although I understand that GEPAM may assume consent if it provides me advance notice and I do not object. (For purposes of the preceding sentence, "transfer" means "assign" as interpreted under the Investment Advisers Act of 1940.)

8. I understand that I will receive transaction confirmations of any Asset Allocation Model updates, which will occur at least annually.

9. I will promptly notify my investment professional if my financial situation and my risk profile changes in order to determine if I need to change to a different Asset Allocation Model. In addition, I acknowledge that I should periodically review my financial situation and risk profile, in consultation with my investment professional, in order to determine if I need to change any Asset Allocation Model that I have selected.

10. I understand that I may withdraw from the Asset Allocation Model at any time, however, if I purchase Guaranteed Withdrawal Advantage, Payment Optimizer Plus, Lifetime Income Plus or Principal Protection Advantage, my benefit under such riders will be reduced by 50% unless I allocate my contract value to a Designated Subaccount or reset to the current Asset Allocation Model.

11. I understand that, should Genworth Life & Annuity be able to terminate the Asset Allocation Program, even in connection with the riders, Genworth Life & Annuity may cease making the Asset Allocation Program available at any time. Genworth Life & Annuity has no contractual obligation to continue the program.

                                         To order use stock no . 35207 05/01/06